As filed with the SEC on January 22, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

1ST CONSTITUTION BANCORP
(Exact name of registrant as specified in its charter)

New Jersey	6022	22-3665653

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	I.R.S. Employer Identification Number)

2650 Route 130
P.O. Box 634
Cranbury, New Jersey 08512
(609) 655-4500
(Address, including ZIP Code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. Robert F. Mangano
President and Chief Executive Officer
1st Constitution Bancorp
2650 Route 130
Cranbury, New Jersey 08512
(609) 655-4500
(Name, address, including ZIP Code, and telephone number, including area code, of agent for service)

Copies to:

Frank E. Lawatsch, Jr., Esq. Day Pitney LLP 7 Times Square New York, New York 10036 (212) 297-5830 (973) 597-2500	Joseph M. Reardon Senior Vice President and Treasurer 1st Constitution Bancorp 2650 Route 130 Cranbury, New Jersey 08512 (609) 655-4500	Ira A. Rosenberg, Esq. Sills Cummis & Gross P.C. One Riverfront Plaza Newark, New Jersey 07102 (973) 643-5082

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  Registration No. 333-191841

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(1,2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common stock, no par value	8,589	N/A	$84,253.20	$10.85(3)

(1)
Represents the number of additional shares of the registrant’s common stock that may be issued in connection with the consummation of the proposed merger of Rumson-Fair Haven Bank and Trust Company with and into the registrant’s primary subsidiary, 1st Constitution Bank, that is described in the Registration Statement on Form S-4 (File No. 333-19184) which became effective on December 18, 2013.  In connection with the filing of that Registration Statement, the issuance of 1,032,835 of the registrant’s common stock was registered with the Securities and Exchange Commission and a fee of $1,390.71 was paid.  The registrant now anticipates that up to 1,041,424 shares of its common stock may be issued in connection with the proposed merger of Rumson-Fair Haven Bank and Trust Company with and into the registrant’s primary subsidiary, 1st Constitution Bank.

(2)
Estimated solely for the purpose of calculating the registration fee for the filing on Form S-4 pursuant to Rules 457(f)(1) and 457(f)(3) under the Securities Act. The proposed maximum aggregate offering price of the additional shares of the registrant’s common stock being registered hereunder was calculated by multiplying (A) the average of the high and low prices per share of the common stock of Rumson-Fair Haven Bank and Trust Company as reported on the OTCBB on January 17, 2014, or $7.55 per share (in accordance with Rule 457(c), and (B) the additional number of shares of Rumson-Fair Haven Bank and Trust Company common stock that may be issued pursuant to outstanding stock options.  Pursuant to Rule 457(f)(3) under the Securities Act, the amount of cash payable by the registrant for the additional shares that are subject to outstanding stock options has been deducted from the proposed maximum aggregate offering price (computed by multiplying (a) the cash consideration of $7.50 per share of Rumson-Fair Haven Bank and Trust Company common stock by (b) sixty percent (60%) of the additional number of shares of Rumson-Fair Haven Bank and Trust Company common stock that may be issued pursuant to outstanding stock options).

(3)
A registration fee of $1,390.71 was previously paid in connection with the registrant’s Form S-4 for the registration of 1,032,835 shares of the registrant’s common stock.  An additional registration fee of $10.85 is being paid for the registration of an additional 8,589 shares of the registrant’s common stock.

EXPLANATORY NOTE

Pursuant to its Registration Statement on Form S-4 (File No. 333-19184) declared effective on December 18, 2013, 1st Constitution Bancorp (the “Registrant”) registered the issuance of 1,032,835 shares of common stock, no par value per share, of the Registrant (the “Common Stock”).  The Registrant is filing this Registration Statement on Form S-4 pursuant to General Instruction K to Form S-4 and Rule 462(b) of the Securities Act of 1933, as amended, solely to register an additional 8,589 shares of Common Stock that it may offer and issue in connection with the consummation of the proposed merger of Rumson-Fair Haven Bank and Trust Company with and into the Registrant’s primary subsidiary, 1st Constitution Bank (the “Transaction”), as contemplated by the Agreement and Plan of Merger, dated as of August 14, 2013 and as amended on September 19, 2013, by and between the Registrant, 1st Constitution Bank and Rumson-Fair Haven Bank and Trust Company.  The maximum number of shares of Common Stock that may be issued as a result of the Transaction is 1,041,424.

INCORPORATION BY REFERENCE

In accordance with General Instruction K of Form S-4, the contents of the prior Registration Statement on Form S-4 (File No. 333-19184), including all amendments, supplements and exhibits thereto, are hereby incorporated by reference into this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Cranbury, State of New Jersey, on January 22, 2014.

1ST CONSTITUTION BANCORP

By:
/s/ Robert F. Mangano
Robert F. Mangano

President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Robert F. Mangano	(Principal Executive Officer)	January 22, 2014
Robert F. Mangano

/s/ Joseph M. Reardon	(Principal Financial Officer and Principal Accounting Officer)	January 22, 2014
Joseph M. Reardon

/s/ John P. Costas	Director	January 22, 2014
John P. Costas

/s/ Charles S. Crow, III	Director	January 22, 2014
Charles S. Crow, III

/s/ David C. Reed	Director	January 22, 2014
David C. Reed

/s/ William M. Rue	Director	January 22, 2014
William M. Rue

/s/ Frank E. Walsh, III	Director	January 22, 2014
Frank E. Walsh, III

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Day Pitney LLP.

8.1	Opinion of Day Pitney LLP, concerning tax matters.

23.1	Consent of ParenteBeard LLC.

23.2	Consent of Day Pitney LLP (contained in Exhibit 5.1 and Exhibit 8.1).

23.3	Consent of ParenteBeard LLC.

23.4	Consent of Keefe, Bruyette & Woods, Inc.

24.1	Power of Attorney.